UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	March 24, 2006

CYCLACEL PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-50626	91-1707622

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 John F. Kennedy Parkway, Suite 100 Short Hills, NJ	07078

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(973) 847-5955

Xcyte Therapies, Inc. 1124 Columbia Street, Suite 130 Seattle, WA 98104

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information.

Item 2.01	Completion of Acquisition or Disposition of Assets.

Cyclacel Pharmaceuticals, Inc. (formerly Xcyte Therapies, Inc.) (the “Company”) completed the transactions contemplated by (1) the Stock Purchase Agreement, dated as of December 15, 2005, as amended (the “Stock Purchase Agreement”), by and between the Company and Cyclacel Group plc (“Cyclacel Group”) on March 27, 2006 and (2) the Asset Purchase Agreement, dated as of December 14, 2005, by and between the Company and Invitrogen Corporation (the “Asset Purchase Agreement”) on March 24, 2006. Proposals relating to the transactions contemplated by the Stock Purchase Agreement and the Asset Purchase Agreement were considered and approved at a meeting of the Company’s stockholders held March 16, 2006, which proposals are described in more detail in the Proxy Statement/Prospectus (the “Proxy Statement/Prospectus”), dated February 8, 2006, included in and forming a part of the Company’s Registration Statement on Form S-4 (File No. 333-131225). A copy of the press release announcing the completion of these transactions is filed as Exhibit 99.1 to this Form 8-K.

Pursuant to the terms of the Stock Purchase Agreement, and as more fully described in the Proxy Statement/Prospectus under the headings “The Stock Purchase”, “The Stock Purchase Agreement”, “Proposal Four: Approval of Amendment to Xcyte’s Certificate of Incorporation” and “Proposal Five: Approval of an Amendment to Xcyte’s Certificate of Incorporation to Effect a Reverse Stock Split”, which sections are incorporated herein by reference, among other things:

1.
the Company acquired from Cyclacel Group plc all of the issued and outstanding share capital of Cyclacel Ltd., a privately-held United Kingdom-based biotechnology concern described in more detail below, in exchange for an aggregate of 7,761,453 newly issued shares of the Company’s common stock (the “Stock Purchase”); and

2.
the Company amended its Certificate of Incorporation to (a) change its name to “Cyclacel Pharmaceuticals, Inc.”, (b) effect a one-for-ten reverse stock split and (c) modify the indemnification obligations of the Company to its officers and directors.

Pursuant to the terms of the Asset Purchase Agreement, and as more fully described in the Proxy Statement/Prospectus under the heading “Proposal Two: Approval of the Proposed Sale of Xcyte Assets to Invitrogen Corporation”, which section is incorporated herein by reference, among other things, the Company sold its T cell expansion technology, known as the “Xcellerate Process”, including all related intellectual property, all clinical data generated by the Company in the course of six clinical trials of its lead product, specified related documents, generated and maintained by the Company for purposes of such clinical trials, all related raw materials and specified equipment and agreements (including licenses to the Company) to Invitrogen Corporation for approximately $5.0 million in cash (subject to a potential purchase price adjustment) and the assumption of specified potential liabilities related to those assets (the “Asset Purchase”).

Other than as set forth in the Stock Purchase Agreement and the Asset Purchase Agreement, respectively, there was no material relationship between the Cyclacel Group plc or Invitrogen Corporation and the Company or any of its affiliates, or any director or officer of the Company, or any associate of any such director or officer.

Item 3 – Securities and Trading Markets.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The Nasdaq Stock Market considered the transactions contemplated by the Stock Purchase Agreement to be a “reverse merger” under its Marketplace Rules. As a result, the Company was required to (a) have its common stock and preferred stock delisted from the Nasdaq National Market upon completion of the transactions contemplated by the Stock Purchase Agreement and (b) file an initial listing application with the The Nasdaq Stock Market in order to have its common stock and preferred stock listed on the Nasdaq National Market following completion of such transactions. The Company’s common and preferred stock were delisted from the Nasdaq National Market prior to the opening of such market on March 28, 2006. The Company’s initial listing application for its common stock on the Nasdaq National Market was approved and its initial listing application for its preferred stock on the Nasdaq Capital Market was conditionally approved, pending confirmation of the bid price for each such share, and the Company’s common stock and preferred stock began trading on the Nasdaq National Market and Nasdaq Capital Market, respectively, on March 28, 2006.

Item 3.03	Material Modification to Rights of Security Holders.

Pursuant to the terms of the Stock Purchase Agreement, and as more fully described in the Proxy Statement/Prospectus under the headings “Proposal Four: Approval of Amendment to Xcyte’s Certificate of Incorporation” and “Proposal Five: Approval of an Amendment to Xcyte’s Certificate of Incorporation to Effect a Reverse Stock Split”, which sections are incorporated herein by reference, among other things, effective 12:01 a.m. Eastern Standard Time on March 27, 2006, the Company amended its Certificate of Incorporation to (1) change its name to “Cyclacel Pharmaceuticals, Inc.”, (2) effect a one-for-ten reverse stock split and (3) modify the indemnification obligations of the Company to its officers and directors.

Section 5 – Corporate Governance and Management.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

In connection with the completion of the transactions contemplated by the Stock Purchase Agreement, and as more and as more fully described in the Proxy Statement/Prospectus under the heading “Management Following the Stock Purchase”, which section is incorporated herein by reference, among other things, on March 27, 2006:

1.	all of the Company’s executive officers resigned effective immediately prior to the completion of such transactions;

2.	each of the following directors of the Company resigned effective immediately prior to the completion of such transactions:

Name	Expiration of Term	Committees

Stephen N. Wertheimer, M.M.	2006	Audit Committee; Nominating and Corporate Governance Committee; Dividend Committee
Ronald J. Berenson, M.D.	2007	Stock Option Committee; Dividend Committee
Robert T. Nelsen, M.D.	2007	Compensation Committee; Stock Option Committee
Peter Langecker, M.D., Ph.D.	2008	Compensation Committee; Nominating and Corporate Governance Committee
Robert M. Williams, Ph.D.	2008	Nominating and Corporate Governance Committee

3.
each of the following individuals was appointed to the Company’s board of directors in the class of directors whose term expires at the annual meeting of the Company’s stockholders held in the year set forth opposite the name of such individual in the following table:

Name	Expiration of Term	Committees

Paul McBarron	2006	None
Sir John Banham	2007	Nominating Committee; Audit Committee
Professor Gordon McVie	2007	Nominating Committee; Compensation Committee
Spiro Rombotis	2008	None
David U’Prichard, Chairman	2008	Compensation Committee

4.	each of the following individuals was appointed to the position set forth opposite the name of such individual in the following table:

Name	Title

Spiro Rombotis	President and Chief Executive Officer (Principal Executive Officer)
Paul McBarron	Executive Vice President, Finance and Chief Operating Officer (Principal Financial and Accounting Officer)
Dr. Robert Jackson	Senior Vice President and Chief Scientific Officer
Dr. Judy Chiao	Vice President, Clinical Development and Regulatory Affairs
Dr. Robert Westwood	Vice President, Chemistry and Preclinical Development
Gill Christie	Director, Human Resources
Dr. Susan Davis	Associate Director, Business Development
Professor David Glover	Chief Scientist, Polgen Division

The information set forth in the Proxy Statement/Prospectus under the heading “Related Party Transactions of Cyclacel Management and 5% Shareholders” is incorporated herein by reference.

Section 9 – Financial Statements and Exhibits.

Item 9.01	Financial Statements and Exhibits.

(a)           Financial statements of business acquired.

                To be filed by amendment to this Form 8-K.

(b)           Pro forma financial information.

                To be filed by amendment to this Form 8-K.

(d)           Exhibits.

99.1 Press Release, dated March 27, 2006, of Cyclacel Pharmaceuticals, Inc.

99.2 Proxy Statement/Prospectus (filed under Rule 424(b) on February 8, 2006)

SIGNATURES

                                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 30, 2006	CYCLACEL PHARMACEUTICALS, INC.

	By:	/s/ Paul McBarron

Name: Paul McBarron
Title: E.V.P., Finance & Chief Operating Officer